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                                                                   EXHIBIT 10.9

                          PERFORMANCE BONUS AGREEMENT

         This Performance Bonus Agreement (the "Agreement") is made between GigaPixel Corporation (the "Company"), a Delaware corporation with its principal place of business at 2350 Mission College Boulevard, Suite 800, Santa Clara, California and Philip Carmack ("Employee"), on this 20th day of July, 2000 (the "Effective Date"). The parties agree as follows:

Conditions Precedent. The Company's obligation to advance to Employee a performance bonus in accordance with the terms of this Agreement is subject to Employee's (a) execution of, and agreement to, the terms of the employment agreement attached hereto as Exhibit A (the "Employment Agreement"); (b) commencement of the engagement of Employee thereunder, and (c) execution of the contingent recourse non-negotiable promissory note attached hereto as Exhibit B (the "Note").

Performance Bonus Advance. Upon satisfaction of the conditions precedent set forth in Section 1 above and within the time period set forth in Section 3 below, the Company shall pay to Employee in advance of the performance of two years of service under the Employment Agreement a performance bonus in the amount of $50,000 ("Performance Bonus"), less all amounts to be withheld by the Company in accordance with all applicable federal, state, local and foreign tax laws and regulations.

Time of Payment. The Performance Bonus shall be paid to Employee within sixty days after the effective date of the Employment Agreement.

Repayment Obligations. The Note shall provide that in the event that Employee, as maker of the Note, ceases to provide services to the Company under the Employment Agreement prior to the two-year anniversary of the effective date of the Employment Agreement, the principal balance of the Note shall be payable no later than one day after the termination of Employee's employment with the Company. Notwithstanding the foregoing, the Note shall also provide that if, Employee ceases to be employed by the Company for any of the following reasons, then the payment obligation set forth therein shall not apply:

Death or permanent disability of employee;

Leave authorized by the Company not involving termination of the employment relationship between Company and Employee; or

Transfer of Employee by the Company to a subsidiary, parent, successor or affiliate of the Company (each, a "Company Affiliate"); provided that, if Maker is transferred to any Company Affiliate, then Maker shall be obligated to provide services to such Company Affiliate until the expiration of the two-year period described above.

         For purposes of this Section 4, the term "permanent disability" shall mean permanent inability of Employee, due to a physical or mental illness, injury or impairment, to perform a substantial portion of his or her duties, as determined by the board of directors of the Company. The exceptions expressly enumerated in this Section 4 shall be the only exceptions under this Agreement.

Not an Employment Agreement. This Agreement is not an employment agreement and shall not be construed or implied to be such from the terms herein.

Assignment. This Agreement is not assignable by Employee, and shall not be subject to voluntary or involuntary alienation or transfer. The Company may assign, in whole or in part, its rights and obligations under this Agreement to any third party without consent of Employee.

Modification. This Agreement, together with the Employment Agreement and the Note, shall constitute the entire agreement between the Company and Employee with regard to the performance bonus to be paid to Employee by the Company, and may not be changed, altered, or modified unless in writing and signed by the Company and Employee.

Construction. This Agreement shall be governed and construed in accordance with the laws of the State of California. All claims, if any, arising under this Agreement shall be brought only in the courts located in San Jose, California, and both parties agree to the jurisdiction and venue of such courts.


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Waiver. Any waiver by the Company of any provision of this Agreement or breach thereof shall not be effective unless in writing, and no such waiver shall operate or be construed as a waiver of any subsequent breach.

Employee Acknowledgement. Employee agrees that by his signature to this Agreement that he has read this Agreement before signing it and that he fully understands its purposes, terms and provisions, which he expressly acknowledges to be reasonable in all respects. Employee further acknowledges receipt of a copy of this Agreement.

Counterpart Execution. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                    /s/ Philip Carmack
                                    -------------------------------------------
                                    Philip Carmack ("Employee")



                                    GIGAPIXEL CORPORATION

                                    /s/ George T. Haber
                                    -------------------------------------------
                                    George T. Haber
                                    President and Chief Executive Officer





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                                   EXHIBIT A

                              Employment Agreement





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                                   EXHIBIT B

               CONTINGENT RECOURSE NON-NEGOTIABLE PROMISSORY NOTE

                              San Jose, California

                                                                 July ___, 2000
-----------


         FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker"), subject to the conditions below, promises to pay to the order of GIGAPIXEL CORPORATION, a Delaware corporation (the "Company"), the principal sum of _______________________________ and No/100 Dollars ($______________) with no interest. All amounts are payable at 4435 Fortran Drive, San Jose, California 95134 or such other place as the holder hereof may designate in writing. This
Note is executed pursuant to the Performance Bonus Agreement (the "Bonus Agreement") dated of even date herewith between the Company and Maker, is subject to the provisions set forth therein, and is being executed solely to evidence the contingent repayment obligation of Maker described in Section 4 of the Bonus Agreement.

         This Note shall be due and payable in a single installment of the full principal amount hereof IF AND ONLY IF Maker shall fail to remain employed by the Company for two (2) years under Maker's Employment or Consulting Agreement with the Company of even date herewith for reasons other than (i) Maker's death or permanent disability (as described in the Bonus Agreement), (ii) leave authorized by the Company not involving termination of the employment or consulting relationship between the Company and Maker, or (iii) transfer of Maker by the Company to a subsidiary, parent, successor or affiliate of the Company to which the Bonus Agreement is assigned by the Company. If this Note shall become due and payable, such single installment shall be paid one (1) business day following the termination of Maker's employment with the Company.

         Maker waives all demands for payment, presentations for payment, notice of intention to accelerate maturity, notices of acceleration of maturity, diligence in collecting, grace, notice, protest and notices of protest.

         If this Note becomes due and payable and is not paid at maturity and is placed in the hands of an attorney for collection or if it is collected through bankruptcy or any other judicial proceedings, then (i) Maker agrees and promises to pay to the holder hereof all costs of collection and enforcement including, but not limited to, reasonable attorneys' fees, not to exceed ten percent (10%) of the principal on this Note not paid at maturity, and (ii) interest at the rate of ten percent (10%) per annum shall begin to accrue thereafter.

         This Note is governed by, and shall be construed under, the laws of the State of California.

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------